TOTAL SYSTEM SERVICES, INC.
                 Statement re Computation of Per Share Earnings


The following computations set forth the calculations of primary and fully diluted earnings per share for the three months and nine months ended September 30, 1997 and 1996:


                                                        Three months ended             Nine months ended
                                                         September 30, 1997            September 30, 1997
                                                    ---------------------------   --------------------------
                                                                     Fully                           Fully
                                                     Primary         Diluted         Primary         Diluted
                                                     Earnings        Earnings        Earnings        Earnings
                                                     Per Share       Per Share       Per Share      Per Share
                                                    -----------     -----------     -----------    ----------

Net income ......................................   $ 13,225,395   $ 13,225,395   $ 31,683,547   $ 31,683,547
                                                     ===========    ===========    ===========    ===========
Weighted average number of common shares
  outstanding ...................................    129,311,520    129,311,520    129,297,080    129,297,080

Increase due to assumed issuance of shares
  related to stock options outstanding ..........        140,802        140,858        142,621        142,621
                                                     -----------    -----------    -----------    -----------
Adjusted weighted average number of common
  and common equivalent shares outstanding ......    129,452,322    129,452,378    129,439,701    129,439,701
                                                     ===========    ===========    ===========    ===========
Net income per common and common equivalent share   $        .10   $        .10   $        .24   $        .24
                                                     ===========    ===========    ===========    ===========


                                                         Three months ended           Nine months ended
                                                         September 30, 1996           September 30, 1996
                                                     --------------------------    -------------------------
                                                                     Fully                         Fully
                                                     Primary         Diluted         Primary       Diluted
                                                     Earnings        Earnings        Earnings      Earnings
                                                     Per Share       Per Share       Per Share     Per Share
                                                     ----------      ---------      ----------     ---------

Net income ......................................   $ 11,346,910   $ 11,346,910   $ 25,216,241   $ 25,216,241
                                                     ===========    ===========    ===========    ===========
Weighted average number of common shares
  outstanding ...................................    129,289,565    129,289,565    129,285,759    129,285,759

Increase due to assumed issuance of shares
  related to stock options outstanding ..........        164,151        167,193        160,594        167,193
                                                     -----------    -----------    -----------    -----------
Adjusted weighted average number of common
  and common equivalent shares outstanding ......    129,453,716    129,456,758    129,446,353    129,452,952
                                                     ===========    ===========    ===========    ===========
Net income per common and common equivalent share   $        .09   $        .09   $        .20   $        .20
                                                     ===========    ===========    ===========    ===========
